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                                                                   EXHIBIT 10.19

                              AMENDMENT TO SUBLEASE

                                (Marina Village)

        This AMENDMENT TO SUBLEASE ("Amendment") is dated as of this 31 day of May, 2001, by and between WIND RIVER SYSTEMS, INC., a California corporation ("Wind River") and SILICON ENERGY, a California corporation ("Subtenant").

                                    RECITALS

        A. Wind River leases certain premises (the "Master Premises") consisting of an industrial building containing approximately Forty Four Thousand (44,000) rentable square feet, located at 1010 Atlantic Avenue, Alameda, California (the "Building"), pursuant to that certain Marina Village Net Office-Tech Lease, dated the 10th of March, 2000, between Alameda Real Estate Investments, a California limited partnership, as landlord (the "Master Landlord") and Wind River, as tenant, (the "Master Lease").

        B. Wind River and Subtenant entered into that certain Sublease dated March 30, 2000 (the "Sublease") for a portion of the Master Premises comprised of approximately 28,481 rentable square feet of floor area (the "Sublease Premises"); and

        C. Wind River and Subtenant now desire to amend the Sublease to cover the Expansion Space (as defined in the Sublease) according to the terms and conditions set forth herein. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Sublease.

                                    AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wind River and Subtenant hereby agree as follows:

        1. SUBLEASE PREMISES. Commencing on Expansion Space Delivery Date (as defined in the Sublease), the term "Sublease Premises" shall mean the Master Premises and Exhibit B to the Sublease shall be deleted. Commencing on the Expansion Space Delivery Date, Subtenant shall have the nonexclusive use of all parking spaces leased to Wind River pursuant to the Master Lease. Notwithstanding said Expansion Space Delivery Date, if for any reason Wind River cannot deliver possession of the Expansion Space to Subtenant on said date, Wind River shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant or Wind River hereunder or extend the term hereof, but in such case Subtenant shall not be obligated to pay Rent or perform any other obligations hereunder with respect to the Expansion Space until possession of the Expansion Space is tendered to Subtenant.

        2. RENT. Commencing on the Expansion Space Delivery Date, Subtenant shall commence paying Rent on the entirety of the Master Premises in the amount set forth in Section 5(a)(i) of the Sublease. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment based on the number of days in the month at issue. Commencing on the Expansion Space Delivery Date, Subtenant's Proportionate


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Share (for purposes of calculating Additional Rent) shall be 100%. Upon mutual execution of this Amendment, Subtenant shall deposit with Wind River the amount of $80,080 to be applied as a credit towards the first installment(s) of Base Rent due on and after the Expansion Space Delivery Date.

        3. SECURITY DEPOSIT. The Security Deposit, in accordance with the terms of Section 6 of the Sublease, shall remain the same.

        4. EXPANSION SPACE TAKEN AS-IS. The Expansion Space and all improvements will be taken over by Subtenant on the Expansion Space Delivery Date on an "as is" basis and with all faults as of Expansion Space Delivery Date, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Wind River to modify, improve or otherwise prepare the Expansion Space for Subtenant's occupancy. By entry hereunder, Subtenant accepts the Expansion Space in their present condition and without representation or warranty of any kind by Wind River. Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Wind River as provided in Section 1942 the California Civil Code.

        5. AMENDMENT TO SUBLEASE. Section 9 (other than the first sentence) of the Sublease shall not apply to the Expansion Space. Sections 13 and 14 of the Sublease are deleted as of the Expansion Space Delivery Date. Commencing on the Expansion Space Delivery Date, Subtenant shall have all of Wind River's signage rights under the Master Lease.

        6. BROKERAGE. Notwithstanding anything to the contrary set forth above, each party to this Agreement warrants and represents to the other than, such party has not retained any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Amendment or the transactions contemplated hereby other than CM Realty and Cushman Realty Corporation. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's attorneys' fees. Wind River shall not be obligated to pay any commission or fee as it relates to this Amendment.

        7. CONDITION PRECEDENT TO SUBLEASE AMENDMENT. This Amendment and the parties' obligations hereunder are subject to the receipt by Wind River of the Master Landlord's consent to this Amendment. If such consent has not been obtained by Wind River within thirty (30) days after the date of Wind River's execution of this Amendment, Subtenant may, within ten (10) days thereafter, terminate this Amendment by written notice to Wind River whereupon Wind River shall return to Subtenant all sums paid by Subtenant to Wind River in connection with its execution of this Amendment and the Sublease shall be deemed unchanged by this Amendment. Wind River shall use commercially reasonable efforts to obtain Master Landlord's consent to this Amendment as soon as practicable.

        8. RATIFICATION. The Sublease, as amended by this Amendment, is hereby ratified by Wind River and Subtenant and Wind River and Subtenant hereby agree that the Sublease, as so amended, shall continue in full force and effect.


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        9. MISCELLANEOUS.

                (a) VOLUNTARY AGREEMENT. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

                (b) ATTORNEY'S FEES. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs of suit.

                (c) SUCCESSORS. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

                (d) COUNTERPARTS. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

        IN WITNESS WHEREOF, Wind River and Subtenant have executed this Amendment as of the date first written above.


WIND RIVER                              SUBTENANT

WIND RIVER SYSTEMS, INC.                SILICON ENERGY, a California corporation

By: /s/ Dick Kraber                     By: /s/ Jack Jenkins-Stark
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Its:                                    Its: CFO
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Date:                                   Date: 5/17/01
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